                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2003, with respect to the financial statements of Lehigh Valley Associates incorporated by reference in this Registration Statement (Form S-3) and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 2,761,230 shares of beneficial interest.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 1, 2003